This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
CODE OF BUSINESS PRINCIPLES
July 2018
APPLIES TO:
•Lord, Abbett & Co. LLC and its affiliates
At Lord Abbett, we aspire to be the most respected asset manager in the world, admired for our People,
Performance, Relationships and Agility. To realize this vision, we will draw on the strength of our people, values, and commitment to the greater gain of those we serve.
In an effort to inform and guide the actions of our Partners and employees, we will uphold the following principles:
•Place the interests of our clients first.
•Treat everyone with respect and dignity.
•Use sound judgment, communicate appropriately and always give our best.
•Respect the trust our clients have placed in us and keep client and personal information confidential unless disclosure is otherwise permitted or required.
•Avoid conflicts of interest or ensure they are appropriately managed.
•Act responsibly and avoid taking inappropriate advantage of your position with Lord Abbett or a Lord Abbett mutual fund.
•Comply with the laws and regulations that govern us.
•Follow the policies and procedures of the firm.
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.

PERSONAL TRADING POLICY
May 2024
APPLIES TO:
•Lord, Abbett & Co. LLC
•Lord Abbett Family of Funds
•Lord Abbett Alternatives Funds
•Lord Abbett Distributor LLC
RISKS ADDRESSED BY THIS POLICY
•Client accounts are harmed due to fraudulent and/or deceptive employee personal trading
RELEVANT LAW AND OTHER SOURCES
•Rule 17j-1 under the Investment Company Act
•Section 204A of the Investment Advisers Act of 1940
•Rule 204A under the Investment Advisers Act
RELATED POLICIES AND PROCEDURES
•Insider Trading Policy
At Lord Abbett, we aspire to be the most respected asset manager in the world, admired for our
People, Performance, Relationships and Agility. To realize our vision, it is essential that we remain committed to upholding high ethical and professional standards, and to acting with honesty and integrity -- values that have been part of our culture since 1929 and will continue to guide our efforts for years to come.
This Personal Trading Policy is designed to guide us in our personal investments and to ensure we honor our obligations to our clients, regulators, and the markets we serve. As trusted stewards of our clients’ assets, each Partner and employee must be transparent about their personal investment accounts, as well as those of family members or dependents.
In creating this Policy, we want to provide the tools and flexibility you need to make personal investments and pursue your financial goals, while upholding the values of the firm. This Policy applies to all Partners and employees of Lord Abbett and its affiliates, as well as the Independent
Board Members of the Lord Abbett Family of Funds and the Lord Abbett Alternatives Funds
(referred to herein collectively as the “Lord Abbett Funds” Funds to the extent described under
“Special Rules for Independent Board Members.” This Policy also applies to consultants and temporary employees of Lord Abbett that have achieved their 3-month anniversary of hire and whose duties include access to Lord Abbett’s trading information.
If you have questions about how this Policy applies to any aspect of your personal trading, please contact: personaltrading@lordabbett.com.
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
Scope
This Policy applies to all of your personal investment accounts other than your Lord Abbett-
sponsored health savings investment account, and includes brokerage accounts, 401(k)s that can hold securities other than open-end mutual funds, IRAs, any other retirement accounts, and college savings accounts. The Policy also applies to accounts of your spouse or domestic partner, your children, other dependents living in your home, and any other accounts that you may have control over (e.g., an account of an elderly parent) or beneficially own.
These personal trading rules are intended as a guide for you to avoid conflicts of interest between firm trading and trading for your own accounts. You should not engage in any activity that would be in contravention to the spirit of the guidelines set forth below.
NOTE: While a fully discretionary account is subject to the Policy (see below), it is not subject to most of the prohibited investment or pre-approval requirements.
Fully Discretionary Accounts
A “fully discretionary account” meets the following requirements:
•You have no direct or indirect influence or control over purchase or sale decisions;
•You have delegated all investment discretion to an independent third party or fiduciary; and
•You do not share or retain any discretion over purchase or sale decisions.
If you have a fully discretionary account, you will need to:
•Certify in writing that the account is fully discretionary (when opening a new account or reporting an existing account when starting employment at Lord Abbett);
•Provide an updated certification each year as part of the annual compliance certification process; and
•Obtain a similar written certification (initially and annually) from the third party or fiduciary that has discretion over the account.
Brokerage Accounts
In an effort to simplify administration for you and Global Compliance, we have pre-approved a number of brokerage firms that can provide us with electronic reporting and holdings information directly; therefore, we ask that you maintain your brokerage accounts with one of these firms.

Approved Brokerage Firms
Bank of America	Met life
Citi	Morgan Stanley
Edward Jones	Raymond James
E*Trade	Schwab
Fidelity	Stifel Nicolaus
Goldman Sachs	TD Ameritrade
JP Morgan	UBS
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.

LPL	Vanguard
Merrill Lynch	Wells Fargo
If your preferred brokerage firm is not included on this list, it may still be possible to have an account with another firm. Please contact Global Compliance for more information. To ensure transparency and meet our regulatory obligations, please contact Global Compliance any time you open a new brokerage account, including the self-directed brokerage account option available through your Lord Abbett 401(k) Plan Retirement account. You may begin trading in your new account once your account is disclosed in the Code of Ethics system and set up for automatic brokerage feeds.
Note to New Employees
Please report any existing brokerage accounts to Global Compliance within 10 days of your start date. If your account is not with one of the approved brokerage firms, please contact our Global
Compliance within 30 days of your start date to find out if you can continue to maintain the account.
If your account is approved, be sure to direct your brokerage firm(s) to send copies of all trade confirmations and monthly/quarterly statements (paper or electronic) to Global Compliance.
If your account is not approved or you choose to transition to an account of an approved broker, you will need to close the old account within 60 days. You will also need to obtain pre-approval for the sale of any securities related to closing the account if required below.
Investments and Transactions
As a firm that is committed to putting the interests of our clients first, we must ensure that our personal trading is done in a professional manner -- avoiding conflicts of interest and complying with our legal and regulatory obligations. As a result, you may not trade on material non-public information (commonly known as “inside information”), including information about the Lord
Abbett Funds or other mutual funds advised by Lord Abbett.
In addition, our Personal Trading Policy prohibits certain types of investments and requires that other transactions be pre-approved. For a complete list of permitted and prohibited investments and related pre-approval requirements, see Appendix A. When determining if pre-approval is necessary, the pre-approval requirements apply across ALL of your brokerage accounts in the aggregate. For example, if you wish to trade 250 shares of a stock listed on the NYSE in each of two or more brokerage accounts on a single trading day, you would be required to obtain prior approval on the second transaction as the aggregate share amount is 500 shares and exceeds the de minimis exception set forth in Appendix A.
Pre-approval Requests
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
Before making any investment, please submit any pre-approval requests to Global Compliance through the Code of Ethics tile via VantagePoint. If the security you would like to purchase is not listed in the system, you should contact Global Compliance for assistance.
NOTE: There are special pre-approval rules for the receipt and exercise of options by a spouse or domestic partner who is a director, employee, or consultant of the company issuing the options. These rules are outlined at the end of this Policy; if you have any questions, please contact personaltrading@lordabbett.com
While you are permitted to make as many requests for pre-approval and trade as often as you like, we expect you to make sure your personal trading does not interfere with your job performance. Global Compliance monitors personal trading activity, and we may need to restrict your trading activity if it is excessive or interferes with our commitment to our Clients. There may be times, such as during business emergencies, when we have to suspend the ability to request pre-approval.
Please be aware that your pre-approval lasts until the end of the second business day after the date of approval.
•For example, if you receive pre-approval on Monday, you can trade on that approval until Wednesday.
•However, your pre-approval ends immediately if you learn that we are considering transacting in the same security for a client.
If the effectiveness of an approval lapses for any reason, you must submit a new request and receive another approval before you purchase or sell the security.
Special Rule for New Employees
The Chief Legal Officer or Global Chief Compliance Officer may permit new Lord Abbett employees to sell any securities (within an appropriate period of time) held prior to starting at the firm. Please contact Global Compliance for more information.
Special Rules for Investment Department Personnel
If you work in Investments, you should be aware that there are two blackout periods that apply to you.
1.You cannot hold or trade securities of a company for six months if:
•You participated in non-public investor meetings (for example, earnings meetings/calls, analyst meetings, etc.) with company management; or
•You otherwise “cover” or “follow” a company, industry or sector (e.g., Equity
Investment Personnel assigned to a Global Equity mandate should not transact in equity securities)
Please note: The six-month period runs from the date of the most recent investor meeting or termination of coverage of that company. Web events and other broad forums with company management that are open to buy- and sell-side firms do NOT restrict you.
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
2.You may not trade in any security that requires pre-approval within 7 calendar days before or after we trade in that same security for any client. The Chief Legal Officer or
Global Chief Compliance Officer (“CCO”) may exempt any transaction that will not have a material effect on and/or will not benefit from the client transaction.
We calculate holding periods based on a “first-in, first-out” methodology. If you do engage in one of these transactions, any profits you realize will be forfeited to the relevant client(s) or as otherwise determined by Global Compliance.
Short-term Trading Profits
Please note that you may not profit from the purchase and sale, or the sale and purchase, of the same (or equivalent) securities, within a 30-calendar day period. This restriction does not apply to the following transactions:
•Open-end mutual funds
•ETFs (except for single-stock ETF)
•U.S. government and agency securities
•Money market instruments
We calculate holding periods based on a “first-in, first-out” methodology. If you do engage in one of these short-term transactions, any profits you realize will be forfeited to the relevant client(s) or as otherwise determined by Global Compliance.
Holding Periods
You are required to hold shares in all Lord Abbett Funds (other than a Lord Abbett money market fund or the Lord Abbett Ultra Short Bond Fund) and any funds that are advised or sub-advised by
Lord Abbett for a minimum of 30 days after purchase. We calculate holding periods on a “first-in, first-out” basis.
Please note that there are two exceptions to this holding period requirement:
•The minimum 30-day holding period does not apply to shares of a Lord Abbett Fund that you exchange for shares of a newly-offered Lord Abbett Fund for a period of up to 90 days after the newly-offered Fund first accepts investments; and
•Regular, recurring/automatic contributions (such as in your 401(k)) are exempt from the 30-
day holding period calculation.
Reports and Certifications
We collect reports of your portfolio holdings at the start of your employment and annually thereafter, as well as quarterly transaction reports and annual certifications.
You are required to submit two types of reports:
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
•an annual report of holdings after the end of each year, and
•a quarterly report of transactions at the end of each quarter
Every year, you will be asked to certify certain items, stating:
•You have received, read, and understand this Policy,
•You recognize you are subject to this Policy,
•You have complied with the requirements of this Policy, and
•You have reported all transactions required to be reported.
You can submit the quarterly/annual reports and certifications through the Code of Ethics tile via
VantagePoint prior to the deadlines. To simplify compliance, the system will send an email to remind you to file (and follow-up reminders, if necessary). You will need to submit these reports, even if you did not have any reportable transactions.
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
Due Dates for Reports and Certifications

Report	Filing Due Date	Information Current As Of
Initial Holdings Report	No later than 10 days after becoming a Lord Abbett employee	No more than 45 days prior to becoming a Lord Abbett employee
Annual Holdings Report	January 31st	Calendar Year End
Quarterly Transaction Report	No later than 30 days after calendar quarter	Calendar Quarter
Annual Certification	January 31st	N/A
VIOLATIONS AND SANCTIONS
As a firm committed to upholding the highest standards, our goal is to work with everyone to have
100% compliance with this Policy. However, we recognize the potential for human error and understand that mistakes will happen from time to time. With this in mind:
•We treat mistakes as learning opportunities.
•We want to make sure you understand why there was a mistake and want to minimize the chances of a repeat mistake in the future.
•We also use these mistakes to guide us on future training opportunities.
If you do make an error and violate this Policy, we expect you to act in a professional manner and report it promptly to Global Compliance. Please note that Global Compliance monitors your personal trading and may identify violations of the Policy.
While we want to be fair, you should be aware that serious mistakes, repeated violations, or mistakes that are intentionally made or concealed may require us to take more drastic measures.
On occasion, a mistake might be so egregious or frequent that we may impose a financial sanction or suspend or terminate employment.
ADMINISTRATION OF THE POLICY
Administration and Enforcement
The CCO is responsible for administering and enforcing this Policy.
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
Global Compliance is responsible for reviewing transaction and holdings reports, and certifications, as well as for processing pre-approval requests. In addition, the CCO will determine appropriate procedures for conducting oversight of the Policy.
All personal transactions, holdings reports and pre-approval requests submitted by the CCO will be reviewed by the Chief Legal Officer.
Board Reporting
The CCO provides a report each year to each Board of the Lord Abbett Funds. The CCO also will ensure the Board is aware of any other matters under this Policy that require the Board’s attention.
Exemptions
In light of the possible situations where exceptions should be made, this Policy authorizes our
Chief Legal Officer or CCO, and others they designate, to make any exception to this Policy that they believe is consistent with our legal and regulatory obligations and the purposes that underlie the Policy.
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
APPENDIX A - TRANSACTION REQUIREMENTS MATRIX

	Reporting Required?	Preapproval Required?	Subject to 30- Day Short-Term Trading Profits Restriction?
Funds
Mutual Funds (open-end) not advised or sub- advised by Lord Abbett	No	No	No
Mutual Funds (open-end) advised or sub-advised by Lord Abbett	Yes	No	No (however subject to 30-Day holding period)
Closed-End Funds *(EXCEPT the Lord Abbett Interval Funds which do NOT require pre- clearance)	Yes	Yes*	Yes
Unit Investment Trusts	Yes	No	No
Exchange Traded Funds *(EXCEPT single-stock ETFs which require pre-clearance and are subject tothe30-dayShort-TermTradingProfits Restriction)	Yes	No*	No*
Other	Yes	Yes	Yes
Equities*
Common Stock/ADRs: 300* shares or fewer of the following:	Yes	No	Yes
- an S&P 500 Index Company;
- a company listed on the NASDAQ; and
- a company listed on the NYSE
*You must aggregate all shares of the same security across ALL of your brokerage accounts when determining if you meet this exception. For example, if you wish to trade 275 shares of ABC stock in 1 account, and 50 shares of
ABC stock in another account, pre-clearance would be required as you seek to exceed 300 shares in a single trading day.
NOTE: This pre-clearance exception is not intended for consecutively trading less than 300 shares to build larger positions. This activity is monitored and could be deemed a violation of this Policy.

Common Stock/ADRs: more than 300* shares of the following:	Yes	Yes	Yes
- an S&P 500 Index Company;
- a company listed on the NASDAQ; and
- a company listed on the NYSE
*You must aggregate all shares of the same security across ALL of your brokerage accounts when determining total shares traded. For example, if you wish to trade 275 shares of ABC stock in 1 account, and 50 shares of ABC stock in another account, pre-clearance would be required as you seek to exceed 300 shares in a single trading day.

Common Stock/ADRs other than shares of the following:	Yes	Yes	Yes
- an S&P 500 Index Company;
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.

- a company listed on the NASDAQ; and
- a company listed on the NYSE

	Reporting Required?	Preapproval Required?	Subject to 30-Day Short-Term Trading Profits Restriction?
Stock Dividends and Dividend Reinvestment Plans	Yes	No	No
Warrants/Rights	Yes	Yes	Yes
Preferred Stock	Yes	Yes	Yes
IPOs and Secondaries	PROHIBITED	PROHIBITED	PROHIBITED
Other	Yes	Yes	Yes
Fixed Income
Municipal Bonds	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes
High Yield Bonds	Yes	Yes	Yes
Convertible Bonds	Yes	Yes	Yes
Exchange-Traded Notes	Yes	No	No
Foreign Government issued securities	Yes	Yes	Yes
U.S. Treasuries	No	No	No
Money Market instruments	No	No	No
Other	Yes	Yes	Yes
Options and Futures
Futures or Exchange-Traded Call or Put Options on:
- Currencies, Commodities or ETFs *Writing of Options is only permitted on broad- based ETFs	Yes	No	No
Futures or Exchange-Traded Call or Put Options on:
- Equity or Fixed Income Securities
*Writing of Options is only permitted on broad-
based ETFs
NOTE: The 30-day short-term trading profits rule
may affect your ability to close an option position
at a profit.
	Yes	Yes	Yes
Other	PROHIBITED	PROHIBITED	PROHIBITED
Other Transaction Activity
Short-sales or Purchases on margin	PROHIBITED	PROHIBITED	PROHIBITED
Private Placements	Yes	Yes	Yes
Initial Coin Offerings	PROHIBITED	PROHIBITED	PROHIBITED
Securities connected to activity prohibited by federal law	PROHIBITED	PROHIBITED	PROHIBITED
Securities you are aware are trading/being considered for clients	PROHIBITED	PROHIBITED	PROHIBITED
Securities received via bankruptcy/ insolvency/involuntary corporate action	Yes	No	No
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
SPECIAL RULES FOR INDEPENDENT BOARD MEMBERS
The Independent Board Members of the Lord Abbett Family of Funds and the Lord Abbett
Alternatives Funds (the “Independent Board Members”) are not subject to this Policy except to the extent specified in these special rules set forth below. The Lord Abbett Family of Funds and the Lord Abbett Alternatives Funds are referred to herein each as a “Fund” and collectively as the
“Funds”).
PRE-APPROVAL AND REPORTING REQUIREMENTS
General
We try to ensure that the Independent Board Members do not receive information that will subject their personal securities transactions to the requirements of the Policy; therefore, Independent
Board Members generally are not required to obtain pre-approval to purchase or sell securities, or to submit holdings and transaction reports.
However, no Independent Board Member shall in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by one of the Funds:
•employ any device, scheme or artifice to defraud the Fund;
•make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
•engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
•engage in any manipulative practice with respect to the Fund.
Exception Where Pre-approval is Required
If, at a meeting or otherwise, an Independent Board Member learns of Lord Abbett’s or a Fund’s current or contemplated investment transaction in any company, then the Independent Board
Member must:
•Promptly report this information to our CCO.
•Obtain preapproval from Global Compliance in accordance with the Policy for any personal securities transactions in that company during the 30-day period after learning such information.
Exception Where Quarterly Transaction Reporting is Required
We require Independent Board Members to submit a quarterly transaction report to the
Compliance Department when they know or reasonably should have known at the time of a transaction in a particular security that a Fund was transacting or considering a transaction in that security during the 15-day period immediately before or after the date of the transaction (i.e., a total of 30 days). If the Independent Board Member enters into that transaction, he/she must
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
report all securities transactions effected during the quarter for his or her account or for any account that would be in scope under the Policy.
Other Board Positions
Prior to becoming a director of any public company, Independent Board Members must inform
Lord Abbett’s Managing Partner and discuss whether accepting such appointment will create any conflict of interest or other issues.
Annual Certifications
Independent Board Members are required to submit annual certifications.
This policy is proprietary and may not be distributed to, or shared with, any third-parties, unless required by applicable law or approved by Lord Abbett
Global Compliance.
SPECIAL PRE-APPROVAL RULES FOR SPOUSES OR DOMESTIC PARTNERS OF LORD
ABBETT PERSONNEL
Stock Options
The following rules apply to stock options received or exercised by a spouse or domestic partner who is a director or employee of, or a consultant to, a company providing those options:

Preapproval and Quarterly Transaction Reporting REQUIRED	Preapproval and Quarterly Transaction Reporting NOT REQUIRED
Sale of underlying securities in connection with “cashless” exercise of options by spouse/domestic partner	Receipt of options by spouse/domestic partner
Sale of underlying securities after initial “cash exercise” of options by spouse/domestic partner	Exercise of Options without sale of underlying securities (i.e., “cashless exercise” of options) by spouse/domestic partner